Exhibit 99.1

NEWS
RELEASE

Contact:	Scott A. McCurdy
Vice President and CFO
Geokinetics Inc.
(281) 398-9503
(281) 398-9996 FAX

FOR IMMEDIATE RELEASE

GEOKINETICS INC. TO PRESENT AT THE RBC CAPITAL MARKETS ENERGY CONFERENCE ON JUNE 5, 2007

HOUSTON, TEXAS June 4, 2007 - Geokinetics Inc. (AMEX: GOK) announced that David A. Johnson, the Company’s Chief Executive Officer and President, and other Company representatives will present at the RBC Capital Markets Energy Conference on Tuesday, June 5, 2007, at 1:30 pm Eastern Daylight Time at The Grand Hyatt New York Hotel, New York, NY. A copy of the materials to be presented at the Conference will be posted on Geokinetics’ web site at www.geokinetics.com following the presentation.

About Geokinetics Inc.

Geokinetics Inc., based in Houston, Texas, is a leading global provider of seismic acquisition and high-end seismic data processing services to the oil and gas industry. Geokinetics has strong operating presence in North America and is focused on key markets internationally. Geokinetics operates in some of the most challenging locations in the world from the Arctic to mountainous jungles to the transition zone environments. More information about Geokinetics is available at www.geokinetics.com.

GEOKINETICS INC. (AMEX: GOK)

One Riverway, Suite 2100, Houston, Texas  77056  (713) 850-7600  (713) 850-7330 FAX